Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2016 OPERATING RESULTS

Uncasville, Connecticut, April 28, 2016 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its second fiscal quarter ended March 31, 2016.

“We are pleased to report another very strong quarter of operating performance, evidenced by our 3rd consecutive quarter of top line growth coupled with very strong flow-through to the bottom line,” said Robert J. Soper, President and Chief Executive Officer of the Authority. “In addition, the March quarter was a very exciting one with respect to our strategic goal of diversification with the sole conditional gaming license in South Korea being awarded to our Inspire joint venture, substantial progress on both the development of the Cowlitz casino in the State of Washington and the Earth Hotel in Connecticut and more recently, our agreement to assist the Tunica-Biloxi Tribe of Louisiana manage its flagship property, Paragon Casino Resort. With these endeavors in place, our high quality portfolio of assets will grow from three properties to six properties under management over the next several years.”

Consolidated operating results for the second quarter ended March 31, 2016 (unaudited):

•	Net revenues of $331.8 million, a 6.9% increase over the second quarter of fiscal 2015

•	Gaming revenues of $296.7 million, a 7.9% increase over the second quarter of fiscal 2015

•	Gross slot revenues of $203.0 million, an 8.2% increase over the second quarter of fiscal 2015

•	Table game revenues of $93.4 million, a 7.4% increase over the second quarter of fiscal 2015

•	Non-gaming revenues of $57.5 million, relatively flat compared to the second quarter of fiscal 2015

•	Adjusted EBITDA, a non-GAAP measure described below, of $88.3 million, an 18.2% increase over the second quarter of fiscal 2015

•	Adjusted EBITDA margin of 26.6%, a 250 basis point increase over the second quarter of fiscal 2015

•	Income from operations of $60.3 million, a 23.0% increase over the second quarter of fiscal 2015

•	Net income attributable to the Authority of $30.5 million, a 102.8% increase over the second quarter of fiscal 2015

The growth in Adjusted EBITDA, income from operations and net income attributable to the Authority primarily resulted from higher gaming revenues driven by strong volumes at Mohegan Sun and Mohegan Sun Pocono, combined with increased revenues generated by Corporate.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2016	March 31, 2015	Variance	Percentage Variance

Adjusted EBITDA	$77,837	$68,686	$9,151	13.3%
Income from operations	$61,677	$46,598	$15,079	32.4%
Operating costs and expenses	$194,509	$193,687	$822	0.4%
Net revenues	$256,186	$240,285	$15,901	6.6%
Gaming revenues	$228,119	$210,035	$18,084	8.6%
Non-gaming revenues	$45,047	$47,516	$(2,469)	(5.2%)

The growth in Adjusted EBITDA and income from operations primarily resulted from increased slot and table game revenues driven by higher volumes. Table game revenues also benefited from higher year-over-year hold percentage. These results were partially offset by increased promotional expenses related to our high-end table game segment. The decline in non-gaming revenues primarily reflected lower entertainment revenues resulting from a reduction in the number of shows held at the Mohegan Sun Arena, including fewer headliner shows. Adjusted EBITDA margin increased 180 basis points to 30.4% for the quarter ended March 31, 2016 from 28.6% in the second quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2016	March 31, 2015	Variance	Percentage Variance

Slots:
Handle	$1,812,771	$1,657,098	$155,673	9.4%
Gross revenues	$147,399	$137,310	$10,089	7.3%
Net revenues	$141,524	$131,965	$9,559	7.2%
Free promotional slot plays (1)	$15,288	$13,471	$1,817	13.5%
Weighted average number of machines (in units)	5,140	5,335	(195)	(3.7%)
Hold percentage (gross)	8.1%	8.3%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$315	$286	$29	10.1%

Table games:
Drop	$458,913	$426,011	$32,902	7.7%
Revenues	$83,020	$74,591	$8,429	11.3%
Weighted average number of games (in units)	273	283	(10)	(3.5%)
Hold percentage (2)	18.1%	17.5%	0.6%	3.4%
Win per unit per day (in dollars)	$3,338	$2,927	$411	14.0%

Poker:
Revenues	$2,668	$2,522	$146	5.8%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$698	$667	$31	4.6%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2016	March 31, 2015	Variance	Percentage Variance

Food and beverage:
Revenues	$14,121	$14,596	$(475)	(3.3%)
Meals served	631	676	(45)	(6.7%)
Average price per meal served (in dollars)	$16.31	$16.05	$0.26	1.6%

Hotel:
Revenues	$10,692	$10,930	$(238)	(2.2%)
Rooms occupied	106	103	3	2.9%
Occupancy rate	98.6%	97.7%	0.9%	0.9%
Average daily room rate (in dollars)	$95	$99	$(4)	(4.0%)
Revenue per available room (in dollars)	$94	$97	$(3)	(3.1%)

Retail, entertainment and other:
Revenues	$20,234	$21,990	$(1,756)	(8.0%)
Arena events (in events)	24	28	(4)	(14.3%)
Arena tickets	136	155	(19)	(12.3%)
Average price per Arena ticket (in dollars)	$37.31	$44.54	$(7.23)	(16.2%)

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2016	March 31, 2015	Variance	Percentage Variance

Adjusted EBITDA	$13,696	$13,166	$530	4.0%
Income from operations	$10,732	$10,102	$630	6.2%
Operating costs and expenses	$62,954	$60,026	$2,928	4.9%
Net revenues	$73,686	$70,128	$3,558	5.1%
Gaming revenues	$68,566	$64,981	$3,585	5.5%
Non-gaming revenues	$10,553	$9,954	$599	6.0%

The increases in Adjusted EBITDA and income from operations resulted from higher slot revenues which benefited from increased volumes. These results were partially offset by lower table game revenues primarily driven by lower year-over-year hold percentage. Adjusted EBITDA margin decreased slightly to 18.6% for the quarter ended March 31, 2016 from 18.8% in the second quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2016	March 31, 2015	Variance	Percentage Variance

Slots:
Handle	$686,530	$612,711	$73,819	12.0%
Gross revenues	$55,560	$50,331	$5,229	10.4%
Net revenues	$55,472	$50,172	$5,300	10.6%
Free promotional slot plays (1)	$11,159	$11,037	$122	1.1%
Weighted average number of machines (in units)	2,331	2,332	(1)	(0.0%)
Hold percentage (gross)	8.1%	8.2%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$262	$239	$23	9.6%

Table games:
Drop	$54,137	$56,572	$(2,435)	(4.3%)
Revenues	$10,399	$12,353	$(1,954)	(15.8%)
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	19.2%	21.8%	(2.6%)	(11.9%)
Win per unit per day (in dollars)	$1,565	$1,880	(315)	(16.8%)

Poker:
Revenues	$846	$827	$19	2.3%
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$516	$511	$5	1.0%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2016	March 31, 2015	Variance	Percentage Variance

Food and beverage:
Revenues	$7,062	$6,523	$539	8.3%
Meals served	158	152	6	3.9%
Average price per meal served (in dollars)	$19.97	$18.75	$1.22	6.5%

Hotel:
Revenues	$1,388	$1,343	$45	3.4%
Rooms occupied	21	20	1	5.0%
Occupancy rate	95.7%	93.7%	2.0%	2.1%
Average daily room rate (in dollars)	$62	$62	—	—
Revenue per available room (in dollars)	$60	$58	$2	3.4%

Retail, entertainment and other:
Revenues	$2,103	$2,088	$15	0.7%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2016	March 31, 2015	Variance	Percentage Variance

Adjusted EBITDA	$(3,274)	$(7,158)	$3,884	54.3%
Loss from operations	$(12,151)	$(7,693)	$4,458	57.9%
Operating costs and expenses	$15,341	$8,976	$6,365	70.9%
Net revenues	$3,190	$1,283	$1,907	148.6%

Adjusted EBITDA benefited from increased revenues driven by development and management fees earned in connection with our development arrangement for the Cowlitz Project and our management arrangement with Resorts Casino Hotel. The increase in loss from operations resulted from higher operating costs and expenses which reflected additional costs and expenses related to our successful pursuit of a casino license in South Korea.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Mohegan Sun	$77,837	$68,686	$61,677	$46,598	$256,186	$240,285
Mohegan Sun Pocono	13,696	13,166	10,732	10,102	73,686	70,128
Corporate	(3,274)	(7,158)	(12,151)	(7,693)	3,190	1,283
Inter-segment revenues	—	—	—	—	(1,273)	(1,273)

Total	$88,259	$74,694	$60,258	$49,007	$331,789	$310,423

	Adjusted EBITDA For the Six Months Ended		Income (Loss) from Operations For the Six Months Ended		Net Revenues For the Six Months Ended
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Mohegan Sun	$152,933	$133,762	$120,731	$94,016	$511,269	$486,063
Mohegan Sun Pocono	25,742	24,830	19,738	18,581	146,710	140,524
Corporate	(6,771)	(12,908)	(10,135)	(13,817)	9,542	3,114
Inter-segment revenues	—	—	—	—	(2,546)	(2,546)

Total	$171,904	$145,684	$130,334	$98,780	$664,975	$627,155

Other Information

Liquidity

As of March 31, 2016, the Authority held cash and cash equivalents of $185.9 million compared to $65.8 million as of September 30, 2015. As of March 31, 2016, $42.0 million was drawn on the Authority’s $100 million revolving credit facility, while no amounts were drawn on the Authority’s $16.5 million line of credit. As of March 31, 2016, letters of credit issued under the revolving credit facility totaled $2.5 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, the Authority had approximately $55.5 million of borrowing capacity under its revolving credit facility and line of credit as of March 31, 2016.

Interest Expense

Interest expense decreased by $1.6 million, or 4.4%, to $34.2 million for the quarter ended March 31, 2016 compared to $35.8 million in the second quarter of fiscal 2015. The reduction in interest expense was attributable to lower weighted average interest rate. Weighted average interest rate was 7.7% for the quarter ended March 31, 2016 compared to 8.2% in the second quarter of fiscal 2015. Weighted average outstanding debt was $1.78 billion for the quarter ended March 31, 2016 compared to $1.74 billion in the second quarter of fiscal 2015.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Six Months Ended March 31, 2016	Remaining Forecasted Fiscal Year 2016	Forecasted Fiscal Year 2016

Mohegan Sun:
Maintenance	$12.6	$13.4	$26.0
Development	5.4	13.4	18.8

Subtotal	18.0	26.8	44.8
Mohegan Sun Pocono:
Maintenance	1.8	3.2	5.0
Development	0.2	1.7	1.9

Subtotal	2.0	4.9	6.9
Corporate:
Maintenance	0.1	0.2	0.3

Subtotal	0.1	0.2	0.3

Total	$20.1	$31.9	$52.0

Distributions to the Tribe

Distributions to the Tribe totaled $10.6 million for the quarter ended March 31, 2016 compared to $10.0 million in the second quarter of fiscal 2015. Distributions to the Tribe are anticipated to total $53.0 million for fiscal 2016.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter fiscal 2016 operating results on Thursday, April 28, 2016 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 85028363

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, April 28, 2016. This replay will run through May 12, 2016.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 85028363

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as in the Authority’s other reports and filings with the Securities and Exchange

Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2015	For the Six Months Ended March 31, 2016	For the Six Months Ended March 31, 2015
Revenues:
Gaming	$296,685	$275,016	$589,082	$552,750
Food and beverage	21,183	21,119	43,200	43,790
Hotel	12,080	12,273	24,417	24,499
Retail, entertainment and other	24,276	24,107	54,745	52,406

Gross revenues	354,224	332,515	711,444	673,445
Less - Promotional allowances	(22,435)	(22,092)	(46,469)	(46,290)

Net revenues	331,789	310,423	664,975	627,155

Operating costs and expenses:
Gaming	163,765	155,666	330,758	321,765
Food and beverage	9,809	10,229	20,133	21,040
Hotel	3,686	3,476	7,502	6,979
Retail, entertainment and other	8,330	9,577	17,819	21,821
Advertising, general and administrative	51,846	48,609	101,222	94,424
Corporate	15,069	8,642	19,081	16,281
Depreciation and amortization	18,669	19,564	37,797	39,617
Loss on disposition of assets	357	80	329	819
Severance	—	3,370	—	3,370
Impairment of Project Horizon	—	2,502	—	2,502
Relinquishment liability reassessment	—	(299)	—	(243)

Total operating costs and expenses	271,531	261,416	534,641	528,375

Income from operations	60,258	49,007	130,334	98,780

Other income (expense):
Accretion of discount to the relinquishment liability	—	—	—	(227)
Interest income	2,055	1,814	4,185	3,648
Interest expense	(34,198)	(35,777)	(68,345)	(72,032)
Loss on early extinguishment of debt	—	—	(207)	—
Other expense, net	(458)	(482)	(860)	(1,210)

Total other expense	(32,601)	(34,445)	(65,227)	(69,821)

Net income	27,657	14,562	65,107	28,959
(Income) loss attributable to non-controlling interests	2,828	470	(2,703)	839

Net income attributable to Mohegan Tribal Gaming Authority	$30,485	$15,032	$62,404	$29,798

Other comprehensive income:
Foreign currency translation	4,815	—	4,202	—

Other comprehensive income	4,815	—	4,202	—

Comprehensive income	$35,300	$15,032	$66,606	$29,798

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015
Operating Results:
Gross revenues	$354,224	$332,515	$711,444	$673,445
Net revenues	$331,789	$310,423	$664,975	$627,155
Income from operations	$60,258	$49,007	$130,334	$98,780

Other Data:
Adjusted EBITDA	$88,259	$74,694	$171,904	$145,684
Capital expenditures	$12,592	$1,820	$20,139	$2,804
Cash interest paid	$48,893	$52,954	$70,070	$66,147
Distributions to the Tribe	$10,600	$10,000	$21,200	$20,000

			March 31,	September 30,
			2016	2015
Balance Sheet Data:
Cash and cash equivalents			$185,912	$65,754
Capital leases			$1,937	$2,345
Long-term debt, including current portion			$1,741,663	$1,666,344

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015
Operating results:
Gross revenues (in thousands)	$273,166	$257,551	$546,883	$522,531
Net revenues (in thousands)	$256,186	$240,285	$511,269	$486,063
Income from operations (in thousands)	$61,677	$46,598	$120,731	$94,016
Operating margin	24.1%	19.4%	23.6%	19.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$77,837	$68,686	$152,933	$133,762
Adjusted EBITDA margin	30.4%	28.6%	29.9%	27.5%

Capital expenditures (in thousands)	$11,902	$1,478	$17,988	$1,830

Weighted average number of units:
Slot machines	5,140	5,335	5,143	5,345
Table games	273	283	270	284
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$315	$286	$308	$291
Table games	$3,338	$2,927	$3,354	$2,774
Poker tables	$698	$667	$662	$676

Hold percentage:
Slot machines (gross)	8.1%	8.3%	8.1%	8.3%
Table games	18.1%	17.5%	18.0%	16.3%

Food and beverage statistics:
Meals served (in thousands)	631	676	1,282	1,411
Average price per meal served	$16.31	$16.05	$16.43	$15.94

Hotel statistics:
Rooms occupied (in thousands)	106	103	212	209
Occupancy rate	98.6%	97.7%	98.4%	97.9%
Average daily room rate	$95	$99	$96	$98
Revenue per available room	$94	$97	$94	$96

Entertainment statistics:
Arena events (in events)	24	28	50	54
Arena tickets (in thousands)	136	155	286	319
Average price per Arena ticket	$37.31	$44.54	$43.95	$50.86

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015
Operating results:
Gross revenues (in thousands)	$79,119	$74,935	$157,520	$150,316
Net revenues (in thousands)	$73,686	$70,128	$146,710	$140,524
Income from operations (in thousands)	$10,732	$10,102	$19,738	$18,581
Operating margin	14.6%	14.4%	13.5%	13.2%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$13,696	$13,166	$25,742	$24,830
Adjusted EBITDA margin	18.6%	18.8%	17.5%	17.7%

Capital expenditures (in thousands)	$674	$288	$2,048	$901

Weighted average number of units:
Slot machines	2,331	2,332	2,330	2,332
Table games	73	73	73	73
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$262	$239	$258	$240
Table games	$1,565	$1,880	$1,566	$1,722
Poker tables	$516	$511	$477	$486

Hold percentage:
Slot machines (gross)	8.1%	8.2%	8.1%	8.2%
Table games	19.2%	21.8%	19.0%	19.7%

Food and beverage statistics:
Meals served (in thousands)	158	152	316	317
Average price per meal served	$19.97	$18.75	$19.87	$18.65

Hotel statistics:
Rooms occupied (in thousands)	21	20	42	40
Occupancy rate	95.7%	93.7%	95.9%	93.0%
Average daily room rate	$62	$62	$61	$60
Revenue per available room	$60	$58	$59	$56

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015
Capital expenditures (in thousands)	$16	$54	$103	$73

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015

Adjusted EBITDA	$88,259	$74,694	$171,904	$145,684
Depreciation and amortization	(18,669)	(19,564)	(37,797)	(39,617)
Share compensation	(6,147)	—	(6,147)	—
Loss on disposition of assets	(357)	(80)	(329)	(819)
Severance	—	(3,370)	—	(3,370)
Impairment of Project Horizon	—	(2,502)	—	(2,502)
Relinquishment liability reassessment	—	299	—	243
Income (loss) attributable to non-controlling interests	(2,828)	(470)	2,703	(839)

Income from operations	60,258	49,007	130,334	98,780

Accretion of discount to the relinquishment liability	—	—	—	(227)
Interest income	2,055	1,814	4,185	3,648
Interest expense	(34,198)	(35,777)	(68,345)	(72,032)
Loss on early extinguishment of debt	—	—	(207)	—
Other expense, net	(458)	(482)	(860)	(1,210)

Net income	$27,657	$14,562	$65,107	$28,959

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non- controlling Interests	Adjusted EBITDA
Mohegan Sun	$61,677	$15,436	$—	$357	$—	$—	$—	$367	$77,837
Mohegan Sun Pocono	10,732	2,964	—	—	—	—	—	—	13,696
Corporate	(12,151)	269	6,147	—	—	—	—	2,461	(3,274)

Total	$60,258	$18,669	$6,147	$357	$—	$—	$—	$2,828	$88,259

	For the Three Months Ended March 31, 2015
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non- controlling Interests	Adjusted EBITDA
Mohegan Sun	$46,598	$16,352	$—	$80	$3,244	$2,502	$(299)	$209	$68,686
Mohegan Sun Pocono	10,102	2,938	—	—	126	—	—	—	13,166
Corporate	(7,693)	274	—	—	—	—	—	261	(7,158)

Total	$49,007	$19,564	$—	$80	$3,370	$2,502	$(299)	$470	$74,694

	For the Six Months Ended March 31, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non- controlling Interests	Adjusted EBITDA
Mohegan Sun	$120,731	$31,271	$—	$318	$—	$—	$—	$613	$152,933
Mohegan Sun Pocono	19,738	5,993	—	11	—	—	—	—	25,742
Corporate	(10,135)	533	6,147	—	—	—	—	(3,316)	(6,771)

Total	$130,334	$37,797	$6,147	$329	$—	$—	$—	$(2,703)	$171,904

	For the Six Months Ended March 31, 2015
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non- controlling Interests	Adjusted EBITDA
Mohegan Sun	$94,016	$32,966	$—	$817	$3,244	$2,502	$(243)	$460	$133,762
Mohegan Sun Pocono	18,581	6,121	—	2	126	—	—	—	24,830
Corporate	(13,817)	530	—	—	—	—	—	379	(12,908)

Total	$98,780	$39,617	$—	$819	$3,370	$2,502	$(243)	$839	$145,684

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, share compensation expense, loss on disposition of assets, reassessment and accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and income or loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President and Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000